UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

Churchill Capital Corp IV

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	CCIV.U	New York Stock Exchange

Shares of Class A common Stock	CCIV	New York Stock Exchange

Warrants	CCIV WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2021, Churchill Capital Corp IV (“Churchill”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Churchill, Air Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill (“Merger Sub”), and Atieva, Inc., d/b/a Lucid Motors, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which Merger Sub will merge with and into the Company with the Company being the surviving entity in the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The proposed Business Combination is expected to be consummated after the required approval by the stockholders of Churchill and the Company and the satisfaction of certain other conditions summarized below.

Merger Agreement

Merger Consideration

The aggregate consideration to be paid to the shareholders of the Company will be equal to (a) $11,750,000,000 plus (b) (i) all cash and cash equivalents of the Company and its subsidiaries less (ii) all indebtedness for borrowed money of the Company and its subsidiaries, in each case as of two business days prior to the closing date (the “Equity Value”) and will be paid entirely in shares of Class A common stock, par value $0.0001 per share, of Churchill (the “Class A Common Stock”) in an amount equal to $10.00 per share (the “Merger Consideration”).

At the effective time of the Merger, each share of capital stock of the Company (the “Company Shares”) will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Merger Consideration. At the effective time of the Merger, all share incentive plan or similar equity-based compensation plans maintained for employees of the Company will be assumed by Churchill and all outstanding options to purchase Company Shares (each, a “Company Option”) and each restricted stock unit award (“RSU”) with respect to Company Shares (each, a “Company RSU”) will be assumed by Churchill as described below. For purposes of the following paragraph, the “Exchange Ratio” means the Equity Value per share divided by $10.00.

At the effective time of the Merger, each Company Option will become an option to purchase shares of Class A Common Stock (each, an “Assumed Option”), on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to the Company Option immediately prior to the effective time of the Merger, except that (i) the number of shares of Class A Common Stock subject to such Assumed Option shall equal the product of (x) the number of Company Shares that were subject to the option immediately prior to the effective time of the Merger, multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share, and (B) the per-share exercise price shall equal the quotient of (1) the exercise price per Company Share at which such option was exercisable immediately prior to the effective time of the Merger, divided by (2) the Exchange Ratio, rounded up to the nearest whole cent.

At the effective time of the Merger, each Company RSU, will be assumed by Churchill and become an RSU with respect to shares of Class A Common Stock (each, an “Assumed RSU”) on the same terms and conditions (including applicable vesting provisions) as applied to each Company RSU immediately prior to the effective time of the Merger, except that the number of shares of Class A Common Stock subject to such Assumed RSU Award will be equal the product of (x) the number of Company Shares that were subject to such RSU immediately prior to the effective time of the Merger, multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share.

Representations and Warranties

 The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) authorization to enter into the Merger Agreement, (iii) capital structure, (iv) consents and approvals, (v) financial statements, (vi) undisclosed liabilities, (vii) real property, (viii) litigation and proceedings, (ix) material contracts, (x) taxes, (xi) title to assets, (xii) absence of changes, (xiii) environmental matters, (xiv) employee matters, (xv) licenses and permits, (xvi) compliance with laws (xvii) intellectual property and IT security,(xviii) governmental authorities and consents, (xix) insurance, and (xx) related party transactions. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the Transactions.

Covenants

 The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Transactions, (ii) Churchill and the Company’s efforts to satisfy conditions to consummation of the Transactions, (iii) Churchill and the Company to cease discussions for alternative transactions, (iv) Churchill to prepare and file a registration statement and a proxy statement for the purpose of soliciting proxies from Churchill’s stockholders to vote in favor of certain matters (the “SPAC Stockholder Matters”), including the adoption of the Merger Agreement, approval of the Transactions, amendment and restatement of Churchill’s certificate of incorporation and certain other matters at a special meeting called therefor (the “Special Meeting”), (v) the Company to convene an extraordinary general meeting of its shareholders to approve certain matters, including the adoption of the Merger Agreement, the Plan of Merger and approval of the Transactions (the “Company Shareholder Matters”), (vi) the protection of, and access to, confidential information of the parties and (vii) the parties’ efforts to obtain necessary approvals from governmental agencies.

Conditions to Closing

The consummation of the Transactions is subject to customary closing conditions for special purpose acquisition companies, including, among others: (i) approval by Churchill’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force, (iv) Churchill having at least $5,000,001 of net tangible assets as of the closing of the Transactions, (v) approval by the Company’s shareholders, (vi) shares of Churchill’s common stock being listed on the New York Stock Exchange or other stock exchange mutually agreed between Churchill and the Company, (vi) the registration statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and (vii) customary bringdown conditions. Additionally, the obligations of the Company to consummate the Transactions are also conditioned upon, among others, the amount of Available Closing SPAC Cash being at least $2.8 billion as of the closing of the Transactions and each of the covenants of each of Churchill Sponsor and the Insiders (both as defined below) required under the Sponsor Agreement (as defined below) to be performed as of or prior to the closing of the Transactions shall have been performed in all material respects, and none of Churchill Sponsor or the Insiders shall have threatened (orally or in writing) (a) that the Sponsor Agreement is not valid, binding and in full force and effect, (b) that the Company is in breach of or default under the Sponsor Agreement or (c) to terminate the Sponsor Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Transactions, as follows:

(i)	by mutual written consent of Churchill and the Company;

(ii)	by either Churchill or the Company if the Transactions are not consummated on or before October 22, 2021 (the “Termination Date”), but Churchill’s right to terminate will be automatically extended if any action for specific performance or other equitable relief filed by the Company with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Transactions is commenced or pending on or prior to the Termination Date, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur by such date;

(iii)	by either Churchill or the Company if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining or prohibiting the Merger, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)	by either Churchill or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the closing and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur;

(v)	by either Churchill or the Company if, at the Special Meeting, the Transactions and the other SPAC Stockholder Matters shall fail to be approved by holders of Churchill’s outstanding shares, provided that Churchill’s right to terminate for failure to obtain such approval shall not be available if, at the time of such termination, SPAC is in breach of certain of its obligations under the Merger Agreement, including with respect to the preparation, filing and mailing of the registration statement and the proxy statement and convening the Special Meeting; or

(vi)	by Churchill if the Company shall fail to obtain the Company Shareholder Matters.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about Churchill, the Company, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Churchill’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Related Agreements

Investor Rights Agreement

In connection with the execution of the Merger Agreement, Churchill entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Ayar Third Investment Company (“Ayar”), Churchill Sponsor IV LLC (“Churchill Sponsor”) and the other parties named therein. Pursuant to the Investor Rights Agreement, as of the date of the closing of the Transactions, Ayar has the right to nominate five directors to Churchill’s board of directors (the “Board”) and Churchill Sponsor has the right to nominate one director to the Board. Two directors will be independent directors to be nominated by the Company and one director will be the chief executive officer of the combined company. In addition, following the closing of the Transactions, Ayar will have a continuing right to designate directors to the Board, subject to its (and its permitted transferees’) beneficial ownership of Class A Common Stock as compared to the Class A Common Stock issued and outstanding as of the record date of each applicable annual or special meeting of stockholders at which directors are to be elected (the “Record Date”). If, following the closing of the Transactions, Ayar (or its permitted transferees) beneficially owns: (i) 50% or greater of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to nominate five directors; (ii) less than 50% but greater than or equal to 40% of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to nominate four directors; (iii) less than 40% but greater than or equal to 30% of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to nominate three directors; (iv) less than 30% but greater than or equal to 20% of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to nominate two directors; (v) less than 20% but greater than or equal to 10% of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to nominate one director; and (vi) less than 10% of the shares of Class A Common Stock issued and outstanding on the Record Date, it will not have the right to nominate any directors; provided, that if after the date of the closing of the Transactions the size of the Board is increased or decreased, the number of directors Ayar is entitled to nominate will be increased or decreased in proportion to such increase or decrease in the size of the Board, rounded down to the nearest whole number. Further, for so long as Ayar beneficially owns 20% or greater of the shares of Class A Common Stock issued and outstanding on the Record Date, it will have the right to designate the Chairman of the Board. Pursuant to the Investor Rights Agreement, any material changes to the combined company’s business plan will require the affirmative vote of a majority of the Board. In addition, pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registration rights, including, among other things, customary demand, shelf and piggy-back rights, subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock or warrants to purchase shares of Class A Common Stock they receive in connection with the Transactions or otherwise beneficially own as of the date of the closing of the Transactions for certain time periods specified therein. The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, (a) Churchill entered into certain common stock subscription agreements (the “Subscription Agreements”) with certain investment funds (the “PIPE Investors”) pursuant to which, Churchill has agreed to issue and sell to the PIPE Investors $2.5 billion of Class A Common Stock (the “PIPE Shares”) in reliance on an exemption from registration under Section 4(a)(2) under the Securities Act at a purchase price of $15 per share (the “PIPE Investment”). Pursuant to the Subscription Agreements, the PIPE Investors have agreed to not transfer any PIPE Shares until the later of (i) the effectiveness of the registration statement to be filed following the closing of the Transactions to register the PIPE Shares and (ii) September 1, 2021. The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment. The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the mutual written agreement of the parties thereto.

The Subscription Agreements provide that Churchill is required to file with the Securities and Exchange Commission (the “SEC”), within 30 days after the consummation of the Transactions, a shelf registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th day (or 150th day if the SEC notifies Churchill that it will “review” such registration statement) following the closing of the PIPE Investment and (ii) the 10th business day after the date Churchill is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, the form of which is attached as Exhibit 10.2 to this Current report and incorporated herein by reference.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, Churchill amended and restated that certain letter agreement (the “Amended and Restated Sponsor Agreement”), dated July 29, 2020, by and among Churchill, Churchill Sponsor and Michael Klein, Lee Jay Taragin, Glenn R. August, William J. Bynum, Bonnie Jonas, Mark Klein, Malcom S. McDermid and Karen G. Mills (the “Insiders”), pursuant to which, among other things, Churchill Sponsor and the Insiders agreed (i) to vote any shares of Churchill’s securities in favor of the Transactions and other SPAC Stockholder Matters, (ii) not to redeem any shares of Class A Common Stock or Churchill’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) in connection with the stockholder redemption, (iii) to pay any amounts in excess of the SPAC expense cap of $128 million in either cash or by forfeiting a number of shares of Class A Common Stock, at a price of $10.00 per share, and/or warrants, at a price of $1.00 per share, (iv) not to transfer any shares of Churchill securities until 18 months following the closing of the Transactions and (v) to be bound to certain other obligations as described therein. Additionally, certain of Churchill Sponsor’s shares of Class B Common Stock (including shares of Class A Common Stock issued upon conversion of the Class B Common Stock) and private placement warrants (including shares of Class A Common Stock issued upon exercise of such private placement warrants) will unvest as of the closing of the Transactions and will revest, in three equal tranches, based on the volume weighted average price of the Company’s Class A Common Stock being greater than or equal to $20.00, $25.00 and $30.00, respectively, per share for any 40 trading days in a 60 consecutive day period. The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement, which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2021, Churchill issued an unsecured promissory note (the “Note”) in the principal amount of up to $1,500,000 to Churchill Sponsor. The Note bears no interest and is repayable in full upon consummation of the Transactions. The Churchill Sponsor has the option to convert any unpaid balance of the Note into warrants to purchase one share of Class A Common Stock (the “Working Capital Warrants”) equal to the principal amount of the Note so converted divided by $1.00. The terms of any such Working Capital Warrants will be identical to the terms of the Churchill’s existing private placement warrants held by Churchill Sponsor. The foregoing description of the Note is not complete and is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The PIPE Shares to be issued in connection with the Subscription Agreements and the Working Capital Warrants to be issued in connection with the Note will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On February 22, 2021, Churchill and the Company issued a press release (the “Press Release”) announcing the Transactions. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated February 2021, that will be used by Churchill with respect to the Transactions.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Churchill under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information and Where to Find It

The proposed business combination will be submitted to stockholders of Churchill for their consideration. Churchill intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to Churchill’s stockholders in connection with Churchill’s solicitation for proxies for the vote by Churchill’s stockholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to the Company’s stockholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, Churchill will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. Churchill’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with Churchill’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Churchill, the Company and the proposed business combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by Churchill, without charge, at the SEC's website located at www.sec.gov. The documents filed by Churchill with the SEC also may be obtained free of charge at Churchill’s website at https://iv.churchillcapitalcorp.com or upon written request to Churchill Capital Corp IV, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Participants in the Solicitation

Churchill, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Churchill’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Churchill’s stockholders in connection with the proposed business combination will be set forth in Churchill’s proxy statement / prospectus when it is filed with the SEC. You can find more information about Churchill’s directors and executive officers in Churchill’s final prospectus dated July 30, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, including the start of production and launch of the Lucid Air and any future products, the performance, range, autonomous driving and other features of the Lucid Air, future market opportunities, including with respect to energy storage systems and automotive partnerships, future manufacturing capabilities and facilities, future sales channels and strategies, future market launches and expansion, potential benefits of the proposed business combination and PIPE investment (collectively, the “proposed transactions”) and the potential success of Lucid’s go-to-market strategy, and expectations related to the terms and timing of the proposed transactions. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of Lucid’s and CCIV’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Lucid and CCIV. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transactions or that the approval of the shareholders of CCIV or Lucid is not obtained; the outcome of any legal proceedings that may be instituted against Lucid or CCIV following announcement of the proposed transactions; failure to realize the anticipated benefits of the proposed transactions; risks relating to the uncertainty of the projected financial information with respect to Lucid, including conversion of reservations into binding orders; risks related to the timing of expected business milestones and commercial launch, including Lucid’s ability to mass produce the Lucid Air and complete the tooling of its manufacturing facility; risks related to the expansion of Lucid’s manufacturing facility and the increase of Lucid’s production capacity; risks related to future market adoption of Lucid’s offerings; the effects of competition and the pace and depth of electric vehicle adoption generally on Lucid’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; Lucid’s ability to rapidly innovate; Lucid’s ability to deliver Environmental Protection Agency (“EPA”) estimated driving ranges that match or exceed its pre-production projected driving ranges; future changes to vehicle specifications which may impact performance, pricing, and other expectations; Lucid’s ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers; Lucid’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team; Lucid’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm; Lucid’s ability to manage expenses; Lucid’s ability to effectively utilize zero emission vehicle credits; the amount of redemption requests made by CCIV’s public shareholders; the ability of CCIV or the combined company to issue equity or equity-linked securities in connection with the proposed transactions or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and the impact of the global COVID-19 pandemic on Lucid, CCIV, the combined company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and those factors discussed in CCIV’s final prospectus dated July 30, 2020 and the Quarterly Reports on Form 10-Q for the quarters ended July 30, 2020 and September 30, 2020, in each case, under the heading “Risk Factors,” and other documents of CCIV filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Lucid nor CCIV presently know or that Lucid and CCIV currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s and CCIV’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Lucid and CCIV anticipate that subsequent events and developments will cause Lucid’s and CCIV’s assessments to change. However, while Lucid and CCIV may elect to update these forward-looking statements at some point in the future, Lucid and CCIV specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s and CCIV’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 22, 2021, by and among Churchill Capital Corp IV, Air Merger Sub, Inc., and Atieva, Inc.

10.1	Investor Rights Agreement, dated as of February 22, 2021, by and among Churchill Capital Corp IV, Ayar Third Investment Company, Churchill Sponsor IV LLC and the other parties named therein.

10.2	Form of Subscription Agreement.

10.3	Amended and Restated Sponsor Agreement, dated as of February 22, 2021, by and among Churchill Capital Corp IV, Churchill Sponsor IV LLC, and the Insiders.

10.4	Promissory Note, dated as of February 22, 2021, by and between Churchill Capital Corp IV and Churchill Sponsor IV LLC.

99.1	Joint Press Release of Churchill Capital Corp IV and Atieva, Inc., dated February 22, 2021.

99.2	Investor Presentation of Churchill dated February 22, 2021.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Churchill Capital Corp IV agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp IV
Dated: February 22, 2021
	By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer